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                                                                   EXHIBIT 10.18


                     [Amerac Energy Corporation Letterhead]


November 17, 1997

Southern Mineral Corporation
500 Dallas Street, Suite 2800
Houston, Texas 77002-4708

Re:  South Timbalier 198

Gentlemen:

This letter will confirm our understanding and agreement that Amerac Energy Corporation ("Amerac") and Southern Mineral Corporation ("Southern") intend to enter into a farmout agreement covering an undivided one-third of Amerac's interest in Amerac's South Timbalier 198 property insofar as pertains to an exploration well proposed by the operator, Union Pacific Resources Corporation ("UPRC"). Terms of the farmout agreement would be consistent with those outlined in the attached letter setting forth UPRC's farmout proposal to Amerac concerning this well, i.e., Amerac would retain a 10% overriding royalty interest (proportionately reduced), without any "back-in" or conversion option. Amerac intends to farmout the balance of its interest, i.e., a two-third undivided interest, to UPRC on the same terms. The parties will use their good faith efforts to agree to a definitive farmout agreement in mutually satisfactory form, which the parties anticipate would generally follow the terms of the definitive documentation for the UPRC farmout proposal.

If this letter accurately sets forth your understanding of our agreement regarding the subject matter hereof, please execute each copy hereof and return one fully executed copy to the undersigned.

AMERAC ENERGY CORPORATION


By:   /s/ JEFFREY B. ROBINSON
   -------------------------------
      Jeffrey B. Robinson
      President and CEO

SOUTHERN MINERAL CORPORATION


By:      /s/ STEVEN H. MIKEL
   -------------------------------
         Steven H. Mikel
         President and CEO